UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 11, 2010 (May 7, 2010)

GOLFSMITH INTERNATIONAL
HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 North IH-35, Austin, Texas	78753-3195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 837-8810

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On May 7, 2010, the Board of Directors of the Company, after consultation with the Compensation Committee, finalized the annual equity awards, in the form of Restricted Stock Units (RSUs), to be made to Martin E. Hanaka, Chief Executive Officer, President and Chairman of the Board and Sue E. Gove, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  Mr. Hanaka received 50,000 RSUs and Ms. Gove received 30,000 RSUs.  The RSUs were awarded under the Company’s 2006 Incentive Compensation Plan, will vest in full on May 7, 2013, are contingent on the participant’s continued employment with the Company and may be settled in cash or stock.  The general terms and conditions of the RSUs are contained in the form of award agreement attached hereto as exhibit 10.1 and such terms and conditions are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 – Form of Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

May 11, 2010	By:	/s/ Sue E. Gove
Name: Sue E. Gove
Title: Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibits Index

Exhibit No.	Description

Exhibit 10.1	Form of Restricted Stock Unit Award Agreement.